UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2024 (March 4, 2024)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, the Board of Directors (the “Board”) of Genco Shipping & Trading Limited (the “Company”) Board appointed Paramita Das as a director of the Company.

Ms. Das, age 47, has served as Global Head of Marketing, Development and ESG, Metals and Minerals at Rio Tinto, a global mining group, from June 2022 through February 2024. Prior to that, she served in various roles of increasing responsibility at Rio Tinto, including as President of Rio Tinto Nickle Inc. (renamed Rio Tinto Commercial Americas Inc.), President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. since 2019; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office from 2018 to 2022, and Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from 2016 to 2017. Prior to her tenure at Rio Tinto, Ms. Das served as Chief Strategy Officer for Consortium at Sumitomo Corporation, Itochu Corporation, UACJ Consortium and Head of Strategic Planning & Performance at BP.  Ms. Das has served on the Board of Coeur Mining, Inc. since May 2023.  She earned a Master of Business Administration from the University of Louisville.   As a result of these and other professional experiences, Genco believes Ms. Das possesses knowledge and experience regarding commodities markets, ESG matters, and general business matters that strengthen the Board’s collective qualifications, skills and experience.

The term of Ms. Das as a director expires at the Company’s 2024 Annual Meeting of Shareholders.  Ms. Das is eligible for Board and committee fees as well as equity awards under the Company’s Amended and Restated 2015 Equity Plan as described under the heading “Director Compensation” in the definitive proxy statement of the Company filed with the U.S. Securities and Exchange Commission on April 6, 2023, which information is incorporated herein by reference.

Ms. Das is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K or any arrangement or understanding with any other person pursuant to which she was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: March 5, 2024

/s/ Peter Allen
Peter Allen
Chief Financial Officer